UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 3, 2008

ProUroCare Medical Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5500 Wayzata Blvd., Suite 310, Golden Valley, MN	55416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	952-476-9093

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into Material Definitive Agreements

Asset Purchase Agreement and Promissory Note

On April 3, 2008, ProUroCare Medical Inc. (the “Company”) purchased certain patents, patent applications, and know-how (the “Assets”) from Profile L.L.C., a Delaware limited liability company (“Profile”), pursuant to an asset purchase agreement (the “Asset Purchase Agreement”).  The purchase price of the Assets was $300,000, of which $150,000 was paid in cash and $150,000 was financed under a secured promissory note (the “Note”) issued in favor of Profile.  Pursuant to the terms of the Note, the principal and interest accrued thereon becomes due and payable five business days following the close of a public offering of the Company’s equity securities or August 29, 2008, whichever occurs first (the “Maturity Date”).  Interest will accrue at an annual rate of 10% prior to the Maturity Date and 15% thereafter.  In the event the Note is not fully paid at the Maturity Date or within 45 days thereafter, Profile may enforce its right to have the Assets returned, and the Company will not be able to recoup any monies that were previously paid to Profile.  The Note was made in connection with, and subject to the terms and conditions of, a Security Agreement dated April 3, 2008 between the Company and Profile under which the Company granted to Profile a security interest in the Assets.

Prior to purchasing the Assets, the Company had licensed certain rights to the Assets from Profile.  Profile is also a 5% shareholder of the Company.  The technology encompassed by the Assets provides the basis for the ProUroScanTM system, the Company’s initial product currently in the final stages of development.

Issuance of Notes and Warrants

On April 3, 2008, the Company borrowed an aggregate of $112,500 pursuant to three promissory notes each in the amount of $37,500.  The promissory notes were issued in favor of James Davis, William Reiling and the Phillips W. Smith Family Trust, each 5% shareholders of the Company.  Payment in full of the promissory notes and the interest accrued thereon at an annual rate of 10% is due on September 1, 2008.  As consideration for providing the loans, the Company issued immediately exercisable, five-year warrants to purchase 25,000 shares of the Company’s common stock at $1.50 per share to each lender.  The proceeds of the loans were used to pay for the purchase of the Assets from Profile as described above.

Item 2.03 Creation of a Direct financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Company

See “Asset Purchase Agreement and Promissory Note” and “Issuance of Notes and Warrants” in Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

See “Issuance of Notes and Warrants” in Item 1.01 above.

Issuances of the securities described above were made in compliance with the requirements of Rule 506 of Regulation D under the Securities Act of 1933 and the exemption from registration provide thereby under Section 4(2) of the Securities Act of 1933.  In qualifying for such exemption, the Company relied upon representations from the investors regarding their status as “accredited investors” under Regulation D, and the limited manner of the offering as conducted by the placement agent and the Company.

Item 7.01. Regulation FD Disclosure.

On April 7, 2008, the Company issued a press release announcing the Asset Purchase Agreement.  The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1                                Press release of ProUroCare Medical Inc. dated April7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

April 7, 2008	By:	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of ProUroCare Medical Inc. dated April 7, 2008.